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                                                                 EXHIBIT 10.36.1





                                 FIRST AMENDMENT

                                     TO THE

                    RETIREMENT PLAN FOR SIMMONS CO. EMPLOYEES



SECTION I. PREAMBLE

1. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTTRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

2. Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

SECTION II. LIMITATIONS ON BENEFITS

1. Effective date. This section shall be effective for limitation years ending after December 31, 2001.

2. Benefit increases resulting from the increase in the limitations of Section 415(b) of the Internal Revenue Code of 1986 as amended ("Code") will not be provided to any Member. The maximum benefit available under the Plan shall be $140,000 per year.

3. Definitions.

3.1 Defined benefit dollar limitation. The "defined benefit dollar limitation" is $140,000. This limitation shall not be adjusted under Section 415(d) of the Code.

3.2 Maximum permissible benefit: The "maximum permissible benefit" is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (a) and, if applicable, in (b) or (c) below).

(a) If the Member has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (1) the numerator of which is the number of years (or part thereof) of participation in the Plan and (2) the denominator of which is 10. In the case of a Member who has fewer than 10 Years of Service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the


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number of years (or part thereof) of service with the Employer and (ii) the denominator of which is 10.

(b) If the benefit of a Member begins prior to age 62, the defined benefit dollar limitation applicable to the Member at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Member at age 62 (adjusted under (a) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as of the lesser of (i) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 8.3 of the Plan and (ii) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Section 8.3 of the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(c) If the benefit of a Member begins after the Member attains age 65, the defined benefit dollar limitation applicable to the Member at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Member at age 65 (adjusted under (a) above, if required). The Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 8.3 of the Plan and (ii) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in
Section 8.3 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

SECTION III. INCREASE IN COMPENSATION LIMIT

1. Increase in limit. The annual compensation of each Member taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $170,000. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the "determination period").

Compensation Limit for Prior Determination Periods: In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual compensation limit in paragraph 1 of Section III, Increase in Compensation Limit, for determination periods beginning before January 1, 2002 shall be $150,000 for any determination period beginning in 1996 or earlier; $160,000 for any determination period beginning in 1997, 1998, or 1999; and $170,000 or any determination period beginning in 2000 or 2001.



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2.      Cost-of-living adjustment. The $170,000 limit on annual compensation in paragraph 1 of Section III shall not be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.


SECTION IV. MODIFICATION OF TOP-HEAVY RULES

1. Effective date. This Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Section 8.11 of the Plan.

2. Determination of top-heavy status.

2.1 Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2 Determination of present values and amounts. This Section 2.2 shall apply for purposes of determining the present values of Accrued Benefits and the amounts of account balances of Employees as of the determination date.

2.2.1 Distributions during year ending on the determination date. The present values of Accrued Benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

2.2.2 Employees not performing services during year ending on the determination date. The Accrued Benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.



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3. Minimum benefits. For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits
(within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

SECTION IV. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective date. This Section shall apply to distributions made after December 31, 2001.

2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 8.12 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.


IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf and its corporate seal to be hereunto affixed by its duly authorized officer, this _____ day of April, 2002 effective as of May 1, 2002.

                                          SIMMONS COMPANY



                                          By  \s\

                                                 William S. Creekmuir

                                              Its Executive Vice President & CFO